Exhibit (n)(1)

AMENDED RULE 18f-3 PLAN

1.                                      A portfolio of the RBB Fund, Inc. (“Portfolio”) may issue more than one class of voting stock (“Class”), provided that:

(a)                                 Each such Class:

(1)                                 (i)  Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

(ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio’s assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

(2)                                 Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

(3)                                 Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

(4)                                 Shall have in all other respects the same rights and obligations as each other class.

(b)                                 Expenses may be waived or reimbursed by the Portfolio’s adviser, underwriter, or any other provider of services to the Portfolio.

(c)                                  (1)                                 Any payments made under paragraph (a)(1)(i) of this Amended Rule 18f-3 Plan (the “Plan”) shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board.

(2)                                 Before any vote on the Plan or Appendix A, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

(3)                                 The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

(d)                                 A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio or another Class of the same Portfolio.  Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.

Appendix A

RBB FUND

Current Distribution Fee Levels

As of December 31, 2014

Adviser / Series	Class	Class Designation	12b-1 Plan	Non 12b-1

BlackRock Advisors, LLC
Money Market Portfolio	Sansom Street Class	I	No	0.10%
	Bedford Class	L	0.65%	No

Bogle Investment Management L.P.
Bogle Investment Management Small Cap	Investor Class Institutional	OOO	No	0.10%
Growth Fund	Class	NNN	No	No

Robeco Investment Management
Boston Partners Long/Short Equity Fund	Investor Class	JJJ	0.25%	No
	Institutional Class	III	No	No
Boston Partners Small Cap Value Fund II	Investor Class	EEE	0.25%	No
	Institutional Class	DDD	No	No
Boston Partners All-Cap Value Fund	Investor Class	WW	0.25%	No
	Institutional Class	VV	No	No
WPG Partners Small/Micro Cap Value Fund	Institutional Class	UUU	No	0.25%
Boston Partners Long/Short Research Fund	Investor Class	AAAAA	0.25%	No
	Institutional Class	BBBBB	No	No
Boston Partners Global Equity Fund	Investor Class	CCCCC	0.25%	No
	Institutional Class	DDDDD	No	No

Boston Partners Global Long/Short Fund	Investor Class	JJJJJ	0.25%	No
	Institutional Class	KKKKK	No	No

Schneider Capital Management
Schneider Small Cap Value Fund	1 Class	YY	No	No
Schneider Value Fund	1 Class	PPP	No	No

Matson Money, Inc.
Free Market U.S. Equity Fund	1 Class	BBBB	No	No
Free Market International Equity Fund	1 Class	CCCC	No	No
Free Market Fixed Income Fund	1 Class	DDDD	No	No
Matson Money U.S. Equity VI Portfolio	1 Class	LLLLL	No	No
Matson Money International Equity VI Portfolio	1 Class	MMMMM	No	No
Matson Money Fixed Income VI Portfolio	1 Class	NNNNN	No	No

Simple Alternatives LLC
S1 Fund	I Shares	YYYY	No	No
	R Shares	ZZZZ	No	No

Summit Global Investments LLC	Class A	GGGGG	0.25%	No

Adviser / Series	Class	Class Designation	12b-1 Plan	Non 12b-1
Summit Global Investments U.S. Low	Class I	HHHHH	No	No
Volatility Equity Fund	Retail	IIIII	0.25%	No

Scotia Institutional Asset Management US, Ltd.
Dynamic U.S. Growth Fund	Class I	OOOOO	No	0.10%
	Class II	PPPPP	No	0.25%
	Institutional	QQQQQ	No	No

Abbey Capital Limited
Abbey Capital Futures Strategy Fund	Class I	RRRRR	No	No
	Class A	SSSSS	0.25%	No
	Class C	TTTTT	1.00%	No

Altair Advisers LLC
Altair Smaller Companies Fund	1 Class	UUUUU	No	No

Campbell & Company Investment Adviser LLC
Campbell Core Trent Fund	1 Class	VVVVV	No	No

APPENDIX B

EXCHANGE PRIVILEGES OF THE PORTFOLIOS OF THE RBB FUND, INC.

FUND/FUND FAMILY	Each Portfolio (Class) . . .	May Be Exchanged For Any of

Boston Partners Investment Funds (Institutional Classes)

Boston Partners All-Cap Value Fund (VV)

Boston Partners Small Cap Value Fund II (DDD)

Boston Partners Long/Short Equity Fund (III)

WPG Partners Small/Micro Cap Value Fund (UUU)

Boston Partners Long/Short Research Fund (BBBBB)

Boston Partners Global Equity Fund (DDDDD)

Boston Partners Global Long/Short Fund (KKKKK)

Boston Partners All-Cap Value Fund (VV)

Boston Partners Small Cap Value Fund II (DDD)

Boston Partners Long/Short Equity (III)

WPG Partners Small/Micro Cap Value Fund (UUU)

Boston Partners Long/Short Research Fund (BBBBB)

Boston Partners Global Equity Fund (DDDDD)

Boston Partners Global Long/Short Fund (KKKKK)

Boston Partners Investment Funds (Investor Classes)

Boston Partners All-Cap Value Fund (WW)

Boston Partners Small Cap Value Fund II (EEE)

Boston Partners Long/Short Equity Fund (JJJ)

Boston Partners Long/Short Research Fund (AAAAA)

Boston Partners Global Equity Fund (CCCCC)

Boston Partners Global Long/Short Fund (JJJJJ)

Boston Partners All-Cap Value Fund (WW)

Boston Partners Small Cap Value Fund II (EEE)

Boston Partners Long/Short Equity Fund (JJJ)

Boston Partners Long/Short Research Fund (AAAAA)

Boston Partners Global Equity Fund (CCCCC)

Boston Partners Global Long/Short Fund (JJJJJ)

Boston Partners All-Cap Value Fund (Investor Class)	Boston Partners All-Cap Value Fund (WW) (provided the accumulated net asset value exceeds the minimum initial investment amount for Boston Partners All-Cap Value Fund (VV))	Boston Partners All-Cap Value Fund (VV)

Boston Partners Small Cap Value II (Investor Class)	Boston Partners Small Cap Value Fund II (EEE) (provided the accumulated net asset value exceeds the minimum initial investment amount for Boston Partners Small Cap Value Fund II (DDD))	Boston Partners Small Cap Value Fund II (DDD)

Boston Partners Long/Short Equity Fund (Investor Class)	Boston Partners Long/Short Equity Fund (JJJ) (provided the accumulated net asset value exceeds the minimum initial investment amount for Boston Partners Long/Short Equity Fund (III))	Boston Partners Long/Short Equity Fund (III)

Boston Partners Long/Short Research Fund (Investor Class)

Boston Partners Long/Short Research Fund (AAAAA) (provided the accumulated net asset value exceeds the minimum initial investment amount for Boston Partners Long/Short Research Fund (BBBBB) and the investor is a financial intermediary sponsored fee-based program)

Boston Partners Long/Short Research Fund (BBBBB)

FUND/FUND FAMILY	Each Portfolio (Class) . . .	May Be Exchanged For Any of
Boston Partners Global Equity Fund (Investor Class)

Boston Partners Global Equity Fund (CCCCC) (provided the accumulated net asset value exceeds the minimum initial investment amount for Boston Partners Global Equity Fund (DDDDD) and the investor is a financial intermediary sponsored fee-based program)

Boston Partners Global Equity Fund (DDDDD)

Boston Partners Global Long/Short Fund (Investor Class)

Boston Partners Global Long/Short Fund (JJJJJ)(provided the accumulated net asset value exceeds the minimum initial investment amount for Boston Partners Global Long/Short Fund (KKKKK) and the investor is a financial intermediary sponsored fee-based program)

Boston Partners Global Long/Short Fund (KKKKK)

Matson Money Free Market Funds	Free Market U.S. Equity Fund (BBBB) Free Market International Equity Fund (CCCC) Free Market Fixed Income Fund (DDDD)	Free Market U.S. Equity Fund (BBBB) Free Market International Equity Fund (CCCC) Free Market Fixed Income Fund (DDDD)

Bogle Investment Management Small Cap Growth Fund

Bogle Investment Management Small Cap Growth Fund – Investor Class (OOO) (provided the accumulated net asset value exceeds the minimum initial investment amount for Bogle Investment Management Small Cap Growth Fund – Institutional Class (NNN))

Bogle Investment Management Small Cap Growth Fund – Institutional Class (NNN)

*During periods when these Portfolios are closed they are not eligible for exchange with the exception of an exchange from one class of shares into another class of shares within the same Portfolio.